Exhibit 3.1

Date and Time: February 16, 2010 11:38 AM Pacific Time

Ministry of Finance BC Registry Services	Mailing Address: PO BOX 9431 Stn Prov Govt. Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard St. Victoria BC 250 356-8626

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: February 16, 2010 11:35 AM Pacific Time

Incorporation Number:                    BC0756177

Recognition Date and Time: April 28, 2006 03:13 PM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

Name of Company:

MED BIOGENE INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
#300-2386 EAST MALL	#300-2386 EAST MALL
GERALD MCGAVIN BUILDING	GERALD MCGAVIN BUILDING
VANCOUVER BC V6T 1Z3	VANCOUVER BC V6T 1Z3
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
#300-2386 EAST MALL	#300-2386 EAST MALL
GERALD MCGAVIN BUILDING	GERALD MCGAVIN BUILDING
VANCOUVER BC V6T 1Z3	VANCOUVER BC V6T 1Z3
CANADA	CANADA

Page: 1 of 3

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

Rooney, Kevin K.

Mailing Address:	Delivery Address:
501 BEALE ST. UNIT 9H	501 BEALE ST. UNIT 9H
SAN FRANCISCO CA 94105	SAN FRANCISCO CA 94105
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:

KEON, DR. WILBERT J. (formerly KEON, WILBERT)

Mailing Address:	Delivery Address:
902-140 WELLINGTON	902 - 140 WELLINGTON
OTTAWA ON K1A 0A4	OTTAWA ON K1A 0A4
CANADA	CANADA

Last Name, First Name, Middle Name:

Dreismann, Dr. Heiner (formerly Dreismann, Heiner)

Mailing Address:	Delivery Address:
4253 GOLDEN OAK CT.	4253 GOLDEN OAK CT.
DANVILLE CA 94506	DANVILLE CA 94506
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:

Hayden, Dr. Michael R.

Mailing Address:	Delivery Address:
3025-950 WEST 28TH AVENUE	3025-950 WEST 28TH AVENUE
VANCOUVER BC V5Z 4H4	VANCOUVER BC V5Z 4H4
CANADA	CANADA

Last Name, First Name, Middle Name:

MacKay-Dunn, R. Hector (formerly MacKay-Dunn, Hector)

Mailing Address:	Delivery Address:
25TH FLOOR, 700 WEST GEORGIA STREET	25TH FLOOR, 700 WEST GEORGIA STREET
VANCOUVER BC V7Y 1B3	VANCOUVER BC V7Y 1B3
CANADA	CANADA

Last Name, First Name, Middle Name:

RAYSON, DR. JOHN H. (formerly RAYSON, JOHN)

Mailing Address:	Delivery Address:
BOX 12	BOX 12
KOOTENAY BAY	KOOTENAY BAY
KOOTENAY BAY BC V0B 1X0	KOOTENAY BAY BC V0B 1X0
CANADA	CANADA

Page: 2 of 3

Last Name, First Name, Middle Name:

Cousins, Bruce G.

Mailing Address:	Delivery Address:
#1203 -4464 MARKHAM STREET	#1203 -4464 MARKHAM STREET
VICTORIA BC V8Z 7X8	VICTORIA BC V8Z 7X8
CANADA	CANADA

Last Name, First Name, Middle Name:

BROSHKO, ERINN B.

Mailing Address:	Delivery Address:
#300 - 2386 EAST MALL	#300 - 2386 EAST MALL
GERALD MCGAVIN BUILDING	GERALD MCGAVIN BUILDING
VANCOUVER BC V6T 1Z3	VANCOUVER BC V6T 1Z3
CANADA	CANADA

Last Name, First Name, Middle Name:

GRIMAUD, DENNIS L.

Mailing Address:	Delivery Address:
7055 WILLOWICK DRIVE	7055 WILLOWICK DRIVE
BRENTWOOD TN 37027	BRENTWOOD TN 37027
UNITED STATES	UNITED STATES

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:
February 12, 2010

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value

With Special Rights or Restrictions attached

2.	No Maximum	Preferred Shares	Without Par Value

With Special Rights or Restrictions attached

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